Exhibit 21.1

SUBSIDIARIES OF LAVORO LIMITED

The following list of subsidiaries applies after completion of the Business Combination:

Name	Location
Lavoro Agro Cayman Limited	Cayman Islands
Abakel Company S.A.	Uruguay
Lavoro Agro Holding S.A.	Brazil
Produtec Comércio e Representações S.A.	Brazil
Integra Soluções Agrícolas Ltda.	Brazil
Produtiva Agronegócios Comércio e Representação Ltda.	Brazil
Facirolli Comércio e Representações S.A.	Brazil
Lavoro Agrocomercial S.A.	Brazil
Agrocontato Comércio e Representações de Produtos Agropecuários S.A.	Brazil
Agrovenci - Comércio, Importação, Exportação e Agropecuária Ltda.	Brazil
PCO - Comércio, Importação, Exportação e Agropecuária Ltda.	Brazil
C.A. Rural Distribuidora de Defensivos Ltda.	Brazil
América Insumos Agrícola Ltda.	Brazil
Distribuidora Pitangueiras de Produtos Agropecuários S.A.	Brazil
Desempar Participações Ltda.	Brazil
Denorpi Distribuidora de Insumos Agrícolas Ltda.	Brazil
Deragro Distribuidora de Insumos Agrícolas Ltda.	Brazil
Plenafértil Distribuidora de Insumos Agrícolas Ltda.	Brazil
Futuragro Distribuidora de Insumos Agrícolas Ltda.	Brazil
Realce Distribuidora de Insumos Agrícolas Ltda.	Brazil
Desempar Tecnologia Ltda.	Brazil
Qualiciclo Agrícola S.A.	Brazil
Cultivar Agrícola – Comércio, Importação e Exportação S.A.	Brazil
Agrovenci Distribuidora de Insumos Agrícolas Ltda. (i)	Brazil
Crop Care Holding S.A.	Brazil
Agrobiológica Sustentabilidade S.A.	Brazil
Agrobiológica Soluções Naturais Ltda.	Brazil
Araci Administradora de Bens S.A.	Brazil
Union Agro S.A.	Brazil
Perterra Insumos Agropecuários S.A.	Brazil
Perterra Trading S.A.	Uruguay
Gestão e Transformação Consultoria S.A.	Brazil
Sariri Investments 2017 S.L.	Spain
Lavoro Colombia S.A.S.	Colombia
Crop Care Colombia S.A.S.	Colombia
Agricultura y Servicos S.A.S.	Colombia
Fertilizantes Liquidos y Servicios S.A.S.	Colombia
Grupo Cenagro S.A.S.	Colombia
Cenagral S.A.S.	Colombia
Grupo Gral S.A.S.	Colombia
Agrointegral Andina S.A.S.	Colombia
Servigral Praderas S.A.S.	Colombia
Agroquímicos para la Agricultura Colombiana S.A.S.	Colombia
Nova Geração Comércio de Produtos Agrícolas Ltda.	Brazil
Provecampo S.A.S.	Colombia
Alsag Investments Limitada	Costa Rica
Lavoro Merger Sub I Limited	Cayman Islands
Lavoro Merger Sub II Limited	Cayman Islands
Lavoro Merger Sub III Limited	Cayman Islands
Floema Soluções Nutricionais de Cultivos Ltda.	Brazil
Casa Trevo Participações S.A.	Brazil

(i)	Agrovenci Distribuidora de Insumos Agrícolas Ltda. was incorporated in August 2021.